[LETTERHEAD OF BRADY MARTZ]








We hereby consent to the use in the Statement of Additional Information constituting part of this Post-effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 11, 2005, relating to the financial statements and selected per share data and ratios of Integrity Funds (consisting of Integrity Equity Fund, Integrity Value Fund, Integrity Small Cap Growth Fund, Integrity Health Sciences Fund, Integrity Technology Fund, Integrity Income Fund, Integrity High Income Fund, and Integrity Municipal Fund) which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectus which constitutes part of the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus and on the back cover of the Prospectus.



BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota      USA

February 24, 2005